EXHIBIT 2.4


                                    ADDENDUM


THIS ADDENDUM MADE EFFECTIVE AS OF 11 JUNE 1999 AMENDS THE AGREEMENT AND PLAN OF REORGANIZATION MADE EFFECTIVE AS OF 14 MAY 1999 (the "Agreement"),

BETWEEN:   JOSEPH SCHLADER ("Mr. Schlader"), of
           3085 Windermere Way, Sparks, Nevada, 89431

           CHERYL SCHLADER ("Ms. Schlader"), of
           3085 Windermere Way, Sparks, Nevada, 89431

           WILLIAM GALINE ("Mr. Galine"), of
           4332 Amberwood Avenue, Reno, Nevada, 89509

           (individually, a "Shareholder" and collectively, the "Shareholders");

AND: PAWNBROKER.COM INC., a corporation incorporated under the laws of the State of Nevada having a place of business at 701 Ryland Avenue, Reno, Nevada, U.S.A., 89502

           ("Pawnbroker");

AND: PAWNBROKER.COM INC. (formerly DIGITAL SIGN CORPORATION), a company incorporated under the laws of the State of Delaware having a place of business at 688 - 6 Ishikawa, Kanagawa, Japan, 252 0815

           (the "Acquiror");

WHEREAS:

A. The Shareholders, Pawnbroker and the Acquiror entered into the Agreement on 18 May 1999, and have since agreed to amend certain terms of the Agreement;

NOW THEREFORE THIS ADDENDUM (this "Addendum") WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto do covenant and agree as follows:

1.   SHARE EXCHANGE

1.1 Paragraph 1.1 of the Agreement is hereby amended to provide that the Shareholders shall transfer all of the Pawnbroker Shares to the Acquiror, and the Acquiror agrees to acquire all of the Pawnbroker Shares, in exchange for 6,240,000 voting common shares of the Acquiror (the "Digital Shares") with an aggregate value of US$1,500,096 (at the deemed price of US$0.2404 per Digital Share).

1.2 Paragraph 1.2 of the Agreement is hereby amended to provide that the Digital Shares shall be issued by the Acquiror to the Shareholders as follows:

          Mr. Schlader             as to          1,591,200 Digital Shares
          Ms. Schlader             as to          1,591,200 Digital Shares
          Mr. Galine               as to          3,057,600 Digital Shares

          Total:                                  6,240,000 Digital Shares
                                                  ========================

1.3 Paragraph 1.4 of the Agreement is hereby amended to provide that the transactions contemplated under the Agreement shall be completed (the "Completion") at the offices of the Acquiror's solicitors, Messrs. Campney & Murphy, 2100 - 1111 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed between the parties, at 11:00 o'clock a.m. local time in Vancouver, B.C., or at such other time as may be agreed between the parties, (the "Time of Closing") on 23 June 1999, or on such other date as may be agreed between the parties, (the "Closing Date").

2. CONDITIONS PRECEDENT

2.1 Subparagraph 2.1(a) of the Agreement is hereby amended to provide that the Acquiror's obligation to carry out the terms of the Agreement and to complete its transactions contemplated under the Agreement is subject to the fulfilment to the satisfaction of the Acquiror of the condition that:

     (a) on or before 23 June 1999, the Acquiror shall have been able to complete the Acquiror's Investigation (defined below) with results to its reasonable satisfaction;

and the fulfilment to the satisfaction of the Acquiror of each of the other conditions listed in paragraph 2.1 of the Agreement.

2.2 Subparagraph 2.2(a) of the Agreement is hereby amended to provide that the Shareholders' respective obligations to carry out the terms of the Agreement and to complete their respective transactions contemplated under the Agreement are subject to the fulfilment to the satisfaction of the Shareholders of the condition that:

     (a) on or before 23 June 1999, the Acquiror shall have restructured or otherwise altered its share capital so that the Acquiror's authorized capital is sufficient to permit issuance of the Digital Shares, and so that upon issuance of the Digital Shares the Acquiror's issued share capital will be 15,614,750 common shares (excluding the Acquiror's common shares to be issued in the course of the Financing defined below);

and the fulfilment to the satisfaction of the Shareholders of each of the other conditions listed in paragraph 2.2 of the Agreement.

3.   COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1 Subparagraph 3.4(e) of the Agreement is hereby amended to provide that prior to the Closing Date, the Acquiror will use its reasonable best efforts to undertake a financing (the "Financing") to raise US$3,000,000 for working capital purposes.

4.   REPRESENTATIONS AND WARRANTIES

4.1 Subparagraphs 4.4(c) and 4.4(h) of the Agreement are hereby amended to provide that, in order to induce the Shareholders to enter into this Agreement and complete their respective transactions contemplated hereunder, the Acquiror represents and warrants to the Shareholders that:

     (c) prior to the Closing Date, the Acquiror will effect a repurchase and cancellation of some of the Outstanding Shares and a 4:1 rollback of the Outstanding Shares, so that on the Closing Date the Acquiror will have 9,374,750 common shares issued and outstanding; and

     (h) the Certificate of Incorporation of the Acquiror is that filed on 13 February 1998 with the Secretary of State of Delaware and there are no other documents amending such certificate which have been filed or contemplated except the Certificate of Designation reducing the number of issued and outstanding common shares of the Acquiror to 9,374,750 immediately before the Closing Date.

5.   GENERAL

5.1 Schedules A, B, G and H to this Addendum are hereby substituted for Schedules A, B, G and H to the Agreement, respectively.

5.2 All terms of the Agreement not specifically amended by this Addendum shall continue in full force and effect, unamended, subject to any further agreement in writing between the parties.

5.3 This Addendum may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of 11 June 1999:

SIGNED, SEALED & DELIVERED              )
by JOSEPH SCHLADER in the presence of:  )
                                        )
/s/ John Fowler                         )
----------------------------------------)    /s/ John Schlader
Signature of Witness                    )   -----------------------------------
                                        )   JOSEPH SCHLADER
Name: --------------------------------- )
Address: ------------------------------ )
----------------------------------------)
Occupation: --------------------------- )

SIGNED, SEALED & DELIVERED              )
by CHERYL SCHLADER in the presence of:  )
                                        )
/s/ John Fowler                         )
----------------------------------------)   /s/ Cheryl Schlader
Signature of Witness                    )   -----------------------------------
                                        )   CHERYL SCHLADER
Name: --------------------------------- )
Address: ------------------------------ )
----------------------------------------)
Occupation: --------------------------- )


SIGNED, SEALED & DELIVERED              )
by WILLIAM GALINE in the presence of:   )
                                        )
/s/ John Fowler                         )
----------------------------------------)    /s/ William Galine
Signature of Witness                    )   -----------------------------------
                                        )   WILLIAM GALINE
Name: --------------------------------- )
Address: ------------------------------ )
----------------------------------------)
Occupation: --------------------------- )


THE CORPORATE SEAL of                   )
PAWNBROKER.COM INC.                     )
was hereunto affixed in the presence    )
of its authorized signatory(ies):       )
                                        )                  c/s
/s/ Joseph Schlader                     )
--------------------------------------- )
Name: Joseph Schlader                   )
Title: President                        )
                                        )
/s/ William Galine                      )
----------------------------------------)
Name: William Galine                    )
Title: Secretary                        )


THE CORPORATE SEAL of                   )
PAWNBROKER.COM INC. (formerly)          )
DIGITAL SIGN CORPORATION                )
was hereunto affixed in the presence    )
of its authorized signatory(ies):       )
                                        )                  c/s
/s/ Doug McLeod                         )
--------------------------------------- )
Name: Doug McLeod                       )
Title: President                        )
                                        )
--------------------------------------- )
Name: --------------------------------- )
Title: -------------------------------- )

                                   SCHEDULE A

                          Pawnbroker Solicitor Opinion
                          ----------------------------

         (letterhead of solicitors for the Shareholders and Pawnbroker)


--------, 199-

Pawnbroker.com, Inc.
(formerly
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9

Attention:  -----------------------

Dear Sirs:

Re: Agreement and Plan of Reorganization (the "Agreement") made effective as of 14 May, 1999, as amended by Addendum made effective as of 11 June 1999 (the "Addendum"), between Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), Pawnbroker.com, Inc., a Nevada corporation ("Pawnbroker"), and Pawnbroker.com, Inc., a
         Delaware   corporation   (formerly   Digital  Sign   Corporation)  (the
         "Acquiror")

We are the attorneys for the Shareholders and for Pawnbroker. We provide this opinion pursuant to subparagraphs 2.1(c) and 6.1(f) of the Agreement. We have also acted as counsel for Pawnbroker and the Shareholders in connection with the negotiation, execution and completion of the Agreement and the Addendum.

In connection with this letter, we have examined the following documents only:

1. Articles of Incorporation for Pawnbroker as filed with the Nevada Secretary of State's Office on April 22, 1999;

2. Bylaws of Pawnbroker as adopted by the Board of Directors on April 26, 1999;

3. Minutes of the Organizational Meeting of the Board of Directors of Pawnbroker dated April 26, 1999;

4. Stock Certificates numbered 1, 2 and 3 for the common stock of Pawnbroker evidencing the shares of Pawnbroker" common stock issued to Joseph Schlader, Cheryl Schlader and William Galine;

5. a copy of the Agreement as executed by the Shareholders, Pawnbroker and Acquiror;

6. a copy of the Addendum as executed by the Shareholders, Pawnbroker and Acquiror;

7. Resolutions of the Board of Directors of Pawnbroker dated ____________ authorizing the execution, delivery and performance of the conditions of the Agreement and other matters related thereto; and

8. Resolutions of the Board of Directors of Pawnbroker dated ____________ authorizing the execution, delivery and performance of the conditions of the Addendum and the Agreement as amended thereby.

In rendering this opinion, we have assumed legal capacity of all individuals to execute all documents in their individual capacities and the genuineness of the signatures and the authenticity of all documents submitted to us as originals. We have assumed the conformity to authentic original documents of all documents submitted to us as copies. We have assumed the due authorization, execution and delivery of the Agreement and the Addendum by the Acquiror.

We have not conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, suits, litigation or investigations or the like and have made no independent search of the records of any court, arbitrator or governmental authority. Therefore, when we state that a matter is "to the best of our knowledge", the knowledge is the actual knowledge of John P. Fowler of this firm without any of the investigations described in the preceding sentence.

Based on and subject to the foregoing, we are of the opinion that, under Nevada law:

1. Pawnbroker is a company duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2. To the best of our knowledge, Pawnbroker has all requisite corporate power and authority to conduct the business now carried on by it, and to own its property and assets as described in the Agreement and Pawnbroker has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement, as amended by the Addendum.

3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement and the Addendum by Pawnbroker.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance by Pawnbroker of its obligations under the Agreement, as amended by the Addendum, will conflict with or constitute a breach or default under the articles of incorporation or bylaws of Pawnbroker or any commitment, agreement or other instrument to which Pawnbroker is a party or by which it is bound.

5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against Pawnbroker which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of Pawnbroker or which could result in any material liability to Pawnbroker.

6. The authorized capital of Pawnbroker consists of 25,000 shares of common stock of which only 1,000 common shares (the "Pawnbroker Shares") are validly issued and outstanding, and, to the best of our knowledge, the Pawnbroker Shares are fully paid for and non-assessable, as of the date hereof.

7. All necessary steps and corporate action and proceedings have been taken to effect the valid transfer of the Pawnbroker Shares to the Acquiror as contemplated under the Agreement as amended by the Addendum. The Acquiror is the registered owner of the Pawnbroker Shares on the books and records of Pawnbroker.

We have not examined, and do not opine as to, the laws of any jurisdiction other than the State of Nevada. This opinion is being furnished to you solely for your use and no other person other than you may rely on this opinion in any manner. This opinion is rendered as of the date hereof and we have undertaken no, and hereby disclaim any, obligation to advise you of any changes in, or any new development which might affect, any matters or opinions set forth in this letter.

                                          Very truly yours,

                                          MARSHALL HILL CASSAS & de LIPKAU



                                          By: ----------------------------------
                                              John P. Fowler

                                   SCHEDULE B

                            Digital Solicitor Opinion
                            -------------------------

                   (letterhead of solicitors for the Acquiror)

----------, 199-


-------------------------------
Attorneys at Law
-------------------------------

Attention:  Mr. John Fowler

Dear Sirs:

Re: Agreement and Plan of Reorganization (the "Agreement") made effective as of 14 May 1999, as amended by Addendum made effective as of 11 June 1999 (the "Addendum") between Joseph Schlader, Cheryl Schlader and William Galine (collectively, the Shareholders"), Pawnbroker.com, Inc., a Nevada corporation ("Pawnbroker") and Pawnbroker.com Inc., a Delaware corporation (formerly Digital Sign Corporation) (the "Acquiror")

Dear Sirs:

We have acted as counsel for Pawnbroker.com, Inc. (formerly Digital Sign Corporation) a Delaware corporation (the "Acquiror"), in connection with the acquisition of all of the issued and outstanding shares of Pawnbroker.com, Inc., a Nevada corporation ("Pawnbroker"), from Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), pursuant to an Agreement and Plan of Reorganization by and among the Acquiror, Pawnbroker and the Shareholders effective as of the 14th day of May, 1999 (the "Agreement"), as amended by Addendum made effective as of the 11th day of June, 1999 (the "Addendum"). We are rendering this opinion at the request of our client and as contemplated by subparagraphs 2.2(b) and 6.2(c) of the Agreement.

In so acting, we have examined the following documents, instruments and certificates:

     1. the Agreement, which provides that it is governed by the laws of Nevada;

     2.   the Addendum;

     3. a Certificate of Good Standing dated June __, 1999 with respect to the Acquiror by the Secretary of State of the State of Delaware;

     4.   the  Certificate  of  Incorporation  of  the  Acquiror,   as  amended,
          certified as of June __, 1999 by the Secretary of State of the State of Delaware; and

     5. a certificate of an Officer of the Acquiror, a copy of which has been provided to Pawnbroker and the Shareholders;

and we have reviewed and relied upon such other certificates, documents, records and materials, and have made such other investigations of law, as we have deemed necessary for purposes of rendering this opinion.

In rendering the opinions expressed below, we have assumed with your permission and without independent verification:

     (a) the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals or copies, the exact conformity with the executed original of all documents, certificates and records submitted to us as copies and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records;

     (b) that the representations and warranties as to factual matters made in the Agreement are true, complete and accurate;

As to questions of fact material to this opinion letter, we have relied without independent verification solely upon the representations and recitals contained in the Agreements and upon the documents, instruments and certificates submitted to us.

Based  upon  and  subject  to  the   foregoing   and  further   subject  to  the
qualifications set forth below, we are of the opinion that:

1. The Acquiror is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Acquiror is in good standing with respect to the filing of annual reports with the Secretary of State for the State of Delaware.

2. The Acquiror has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement as amended by the Addendum.

3. The execution and delivery of the Agreement and the Addendum by the Acquiror, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Acquiror.

4. The execution and delivery of and the performance by the Acquiror of the Acquiror's obligations under the Agreement, as amended by the Addendum, will not conflict with the Certificate of Incorporation or Bylaws of the Acquiror.

5. As of May 14, 1999, the authorized capital stock of the Acquiror consisted of seventy million (70,000,000) shares, which are divided twenty million (20,000,000) Preferred shares with a par value of $0.00001 and fifty million (50,000,000) Common shares with a par value of $0.00001.

6. The Common stock of the Acquiror to be issued to the Shareholders have been duly authorized and, upon issuance, delivery and receipt of the consideration as described in the Agreement, will be validly issued, fully paid and non-assessable.

We do not express any opinions in this letter concerning any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion regarding any federal or state securities laws. The opinions expressed above are rendered as of the date of this letter, without any obligation to update this letter or otherwise to advise you or any other person or entity of any matters (including, but not limited to, any subsequently enacted, published or reported laws, rules, regulations or judicial decisions having retroactive effect) which may come to our attention after the date of this letter, even though matters may affect a legal analysis or conclusion, or factual information in this opinion letter. This opinion letter is furnished to you solely for your use in connection with the transactions contemplated by the Agreement. This opinion letter may not be used or relied upon by you for any other purpose, and may not be used or relied upon by any other person or entity for any purpose, in each case without our prior written consent.

                                       Very truly yours,

                              PAWNBROKER.COM, INC.

                       (formerly DIGITAL SIGN CORPORATION)

                             Secretary's Certificate
                             -----------------------



The undersigned, _________, being the Secretary of PAWNBROKER.COM, INC. (formerly DIGITAL SIGN CORPORATION), a Delaware corporation (the "Corporation"), provides this Certificate in connection with the acquisition of all of the issued and outstanding shares of Pawnbroker.com, Inc., a Nevada corporation ("Pawnbroker"), from Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), pursuant to an Agreement and Plan of Reorganization by and among the Acquiror, Pawnbroker and the Shareholders effective as of the 14th day of May, 1999 (the "Agreement"), as amended by Addendum effective as of the 11th day of June, 1999. The undersigned understands that the law firm of Dorsey & Whitney LLP will be relying upon this Certificate in issuing its opinion letter with respect to the transactions.

The undersigned DOES HEREBY CERTIFY that:

     1. Attached hereto as Exhibit A is a true and correct copy of the authorizing resolutions duly and unanimously adopted by the Board of Directors of the Corporation on __________. Such resolutions have not been amended, modified or revoked and are in full force and effect on the date of this Certificate.

     2. There has been no amendment or other modification to the Certificate of Incorporation of the Corporation since __________ and such Certificate of Incorporation, as therefore amended, are in full force and effect on the date of this Certificate.

     3. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Corporation, including any and all amendments thereto, and such Bylaws are in full force and effect on the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on June ___, 1999.



                                          --------------------------------------

                                          -------------------, Secretary

                              PAWNBROKER.COM, INC.

                       (formerly DIGITAL SIGN CORPORATION)

                            CERTIFICATE OF INCUMBENCY

                            AND SIGNATURE OF OFFICERS



The undersigned, __________, the _________ of Pawnbroker.com, Inc. (formerly Digital Sign Corporation) a Delaware corporation (the "Corporation"), does hereby certify that each person named below is a duly elected and appointed officer of the Corporation holding the position set forth opposite the name of each person, and that the signature set forth opposite the name of each person below is the genuine signature of said officer:

Name                                Office               Signature
----                                ------               ---------

------------------                  President            -----------------------


------------------                  Secretary            -----------------------


------------------                  Treasurer            -----------------------



IN WITNESS WHEREOF, the undersigned has signed this certificate as of this ____ day of June, 1999.


                                              ---------------------------------



The undersigned, ____________, the Secretary of the Corporation, does hereby certify that ____________ is, and has been at all times material hereto, the duly elected and qualified President of the Corporation and that the signature written above in the foregoing certificate is his genuine signature.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of this ____ day of June, 1999.


                                          --------------------------------------

                                          -------------------, Secretary

                              PAWNBROKER.COM, INC.

                       (formerly DIGITAL SIGN CORPORATION)

                             President's Certificate
                             -----------------------



The undersigned, _________, being the President of PAWNBROKER.COM, INC. (formerly DIGITAL SIGN CORPORATION), a Delaware corporation (the "Corporation "), provides this Certificate in connection with the acquisition of all of the issued and outstanding shares of Pawnbroker.com, Inc., a Nevada corporation ("Pawnbroker"), from Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), pursuant to an Agreement and Plan of Reorganization by and among the Acquiror, Pawnbroker and the Shareholders effective as of the 14th day of May, 1999 (the "Agreement"), as amended by Addendum effective as of the 11th day of June, 1999. The undersigned understands that the law firm of Dorsey & Whitney LLP will be relying upon this Certificate in issuing its opinion letter with respect to the transactions.



The undersigned DOES HEREBY CERTIFY that:

     1. The representations and warranties of the Corporation set forth in the Agreement and Plan of Reorganization, as amended, are true and correct on the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on June ___, 1999.




                                          --------------------------------------

                                          -------------------, President

                                   SCHEDULE G


                           Certificate of Confirmation
                           ---------------------------


Pursuant to subparagraph 6.1(e) of the Agreement and Plan of Reorganization made effective as of the 14 day of May, 1999 (the "Agreement"), as amended by the Addendum thereto made effective as of the 11 day of June 1999 (the "Addendum"), between Joseph Schlader, Cheryl Schlader and William Galine (individually, a "Shareholder"), Pawnbroker.com, Inc. (a Nevada company) ("Pawnbroker") and
Pawnbroker.com, Inc. (formerly Digital Sign Corporation, a Delaware company) (the "Acquiror"), the undersigned Shareholder hereby confirms to the Acquiror that the representations and warranties of Pawnbroker and the Shareholders contained in the Agreement or contained in any certificates or documents delivered by it pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, being 11:00 o'clock a.m. local time in Vancouver, B.C.
on the 23rd day of June, 1999.

Dated at ---, this 23rd day of June, 1999.


                                          --------------------------------------
                                          ------------------------

                                   SCHEDULE H


                           Certificate of Confirmation
                           ---------------------------


Pursuant to subparagraph 6.2(d) of the Agreement and Plan of Reorganization made effective as of the 14 day of May, 1999 (the "Agreement"), as amended by the Addendum thereto made effective as of the 11 day of June 1999 (the "Addendum"), between Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), Pawnbroker.com, Inc. (a Nevada company) and Pawnbroker.com, Inc. (formerly Digital Sign Corporation, a Delaware company) (the "Acquiror"), the Acquiror confirms to the Shareholders that the representations and warranties of the Acquiror contained in the Agreement or contained in any certificates or documents delivered by it pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, being 11:00 o'clock a.m. local time in Vancouver, B.C. on the 23rd day of June, 1999.

Dated at Vancouver, British Columbia, this 23rd day of June, 1999.



                                            PAWNBROKER.COM, INC.
                                            (formerly Digital Sign Corporation)

                                            Per:

                                            ---------------------------------
                                            --------------------, Director